Exhibit 1.3
                            SHARE PURCHASE AGREEMENT
     (For assistance in filling out this form, please see the reverse side)

Mail Completed Form to: Wellstone Communities Inc.
                        2450 Atlanta Highway, Suite 904
                        Cumming, GA 30040

      Please issue shares of Wellstone Communities Inc. Series A convertible preferred stock in the amount(s) and name(s) shown below. I have received the Prospectus by which the shares are offered. I am purchasing for investment.

Signature:
          -------------------------------------         ------------------------
                                                                            Date

Signature:
          -------------------------------------         ------------------------
                                                                            Date

Enclosed is payment for _____ (minimum 100 shares) at $10.00 per share, totaling $______________.

              Make checks payable to: Regions Bank, as Escrow Agent

Register the shares in the following name(s):

Name (1) __________________________
Social Security or Taxpayer ID number*______________Birthdate__________

Name (2) __________________________
Social Security or Taxpayer ID number*______________Birthdate__________

* (I certify (i) that this is my correct taxpayer identification number, and (ii) that I am not subject to backup withholding.)

As (check one):

Individual __  Joint Tenants __  Custodial (for shares to be owned by minors) __

Tenants in Common __   Corporation __    Trust __    Other __

RETIREMENT ACCOUNT ( ) Traditional  IRA         ( ) Roth IRA         ( ) KEOGH

         Custodian:__________________________________

Mailing Address for the person(s) who will be registered shareowner(s):

         Address:
                   ------------------------------------------------------------

         City, State & Zip Code:
                                  ---------------------------------------------

         Telephone Number: Business:  (  )               Home: ( )
                           ----------------------------------------------------

Yes, I want to save the cost of printing and mailing financial reports, proxy statements, and other documents. Please send all shareowner communications to my email address: __________________________ Signature: _______________________

     (Please attach any special mailing instructions other than shown above)
                  NO SUBSCRIPTION IS EFFECTIVE UNTIL ACCEPTANCE
                    (You will be mailed a signed copy of this
                     agreement to retain for your records.)

Subscription accepted by Wellstone Communities Inc.:


---------------------------                          ---------------------------
John T. Ottinger, President                                     Date

Share Purchase Agreement                                                  page 2

                  How to Complete the Share Purchase Agreement

How can I purchase shares? Personal check, bank check, or money orders are the only acceptable forms of payment. No cash or credit cards accepted.

Who should sign it? The person who is making the decision to buy shares. This may be different from the persons in whose names the shares are being registered.

Whose check can be used for payment? It should be either an account in the name of the person signing the share purchase agreement or the name(s) in which the shares are to be registered. We can not, for instance, accept a check on a corporate bank account, where the registered shareowner is to be an individual--unless there is an accompanying certified corporate resolution authorizing the use of corporate funds for that purpose.

Can I buy shares for more than one person on the same form? Yes, you can either squeeze in the other names and numbers of shares, or put "see attached" or "over" next to "Name(s)" on the form and put the names and number of shares on another sheet or the back of the form.

How can I buy shares for a person who is under 18 years old? There are Uniform Gift to Minors Acts in the states. The "Custodial" box can be checked and the shares can be registered in a form like: "Jane Doe, as custodian for Minor Doe, under UGMA." The effect is that Jane Doe can sell the shares, receive dividends and otherwise manage the investment, until Minor Doe becomes 18. Then, Jane Doe can request a replacement certificate in Minor Doe's name. If you want some other legal arrangement, such as holding the shares until the minor is older than 18, you would have to create a trust agreement, using a lawyer or a do-it-yourself guide. You would then check the "Trust" box and fill in the name something like: "Jane Doe, trustee for Minor Doe," or "Jane Doe, Trustee under Trust Agreement dated June 30, 2003."

Can I purchase shares for an IRA or other retirement account? If your trust agreement permits it--that's between the investors and their trustees. If your trust agreement does not permit it (many brokerage, mutual fund or bank trustees will not permit it), then you may choose to "roll over" or open a new account with another trustee. The check needs to be from the trustee. You would check "Trust" on the form and write in something like: "ABC Company, trustee for Jane Doe IRA."

Guide to registering investments

Joint Tenants:      two or more persons jointly own Shares. If one person passes away, all of the shares are transferred to the surviving partner(s).

Tenants In Common:  Shares  are  jointly  owned by two or more  persons.  If one person passes away, half (or whatever individual share) automatically goes to the deceased's estate and not to the surviving partner(s).

Trust: If you have an established Trust for yourself, Family or Children. Please be sure to include exact name of Trust and the Trust's taxpayer ID number.

Custodial:          Usually  established for a minor to maintain  control/voting rights of the stock  until  the minor  becomes  of legal age
                    (18). Registration should read as follows: Jane Doe as Custodian for Minor Doe under UGMA. Make sure to list the minor's social security number, not yours.

Other:              1) Partnership - Make sure to list Tax ID #
                    2) IRA (Keogh, SEP or other retirement plan): Make sure your trust agreement allows for investments of this kind, check with your plan administrator. If not, you can establish a new IRA. Registration for all IRA's should read as follows:
                    [(Trustee or name of Plan) as Trustee for Jane Smith IRA Account # _________]